UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 2.02.                                        Results of Operations and Financial Condition.

On February 7, 2017, Liberty Property Trust and the Liberty Property Limited Partnership (together, the “Company”) issued a press release announcing the Company’s financial results for the quarter and year ended December 31, 2016.  As set forth below, the Company is furnishing the press release as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01                                           Regulation FD Disclosure

The Company became a party to a land development agreement in the United Kingdom also known as Kings Hill in 2003.  The agreement between the Company and Kent County Council (“KCC”) provides for the Company’s participation in profits realized from the development and sale of primarily residential land and infrastructure.  This development has proceeded in phases with Phase 1 of the project complete, and with Phase 2 of the project nearing completion as of the end of 2016.  In August 2015, the Company also received planning permission to convert, develop and sell certain commercial land at Kings Hill as residential.  This additional residential development is known as Phase 3.

The Company has recognized its profit participation from the Kings Hill development as Other Income as KCC’s land has been sold and all related rights and obligations have lapsed over the course of the project.  As Phase 2 was coming nearer to completion by the end of 2016, the Company determined that net profit from Kings Hill was not properly recognized in prior periods.  The Company determined that the errors resulted largely from incorrect assumptions in its accounting model used to calculate the cost of sales to be recognized when land was sold and all related rights and obligations lapsed and in establishing its UK income tax provision beginning in 2003.  In the aggregate, using the current exchange rate as of December 31, 2016, these errors resulted in a cumulative understatement of Other Income of $12.7 million and a cumulative overstatement of Income Taxes of $3.9 million in the current and prior periods.

The net effect of these adjustments from amounts the Company previously reported resulted in a decrease in net income and NAREIT funds from operations of $0.5 million, or less than $0.01 per diluted share, for the three months and year ended December 31, 2016, and an increase in net income and NAREIT funds from operations of $1.5 million, or $0.01 per diluted share for the three months and year ended December 31, 2015.  The remaining net impact of these adjustments relates to periods prior to 2015.  These adjustments had no impact on previously reported net cash flow.

In accordance with applicable accounting guidance, an adjustment to the financial statements for each individual prior period presented is required to reflect the correction of the period-specific effects of the change, if material. Based on our evaluation of the relevant quantitative and qualitative factors, we determined the identified corrections are immaterial to the Company’s individual prior period consolidated financial statements, however, the cumulative correction of the prior period errors would be material to our current year Consolidated Statements of Comprehensive Income. Consequently, we have adjusted certain prior period amounts to correct these errors in our quarterly earnings release and financial supplement.

The tables below summarize the effect of the adjustment to previously reported consolidated financial statements for the three months and year ended December 31, 2015.

	December 31, 2015
Consolidated Balance Sheet	As previously reported	Adjustment	As adjusted
(dollars in thousands)

Other liabilities	$243,806	$(20,307)	$223,499
Total liabilities	3,540,145	(20,307)	3,519,838

Accumulated other comprehensive loss	(17,893)	(4,613)	(22,506)
Distributions in excess of net income	(698,954)	24,266	(674,688)
Total Liberty Property Trust shareholders’ equity	2,952,928	19,653	2,972,581
Noncontrolling interest - operating partnership	53,100	654	53,754
Total equity	3,009,947	20,307	3,030,254

	Quarter Ended December 31, 2015			Year Ended December 31, 2015
Consolidated Statement of Comprehensive Income	As previously reported	Adjustment	As adjusted	As previously reported	Adjustment	As adjusted
(dollars in thousands except per share amounts)

Interest and other income	$4,952	$918	$5,870	$22,863	$918	$23,781
Total other income (expense)	(27,532)	918	(26,614)	(112,916)	918	(111,998)
Income before gain on property dispositions, income taxes and equity in earnings of unconsolidated joint ventures	37,655	918	38,573	144,216	918	145,134
Income taxes	(620)	560	(60)	(3,233)	560	(2,673)
Income from continuing operations	82,363	1,478	83,841	244,446	1,478	245,924
Net income	82,363	1,478	83,841	244,446	1,478	245,924
Noncontrolling interest - operating partnerships	(2,041)	(34)	(2,075)	(6,158)	(34)	(6,192)
Income available to common shareholders	80,244	1,444	81,688	238,039	1,444	239,483

Income per common share - basic	$0.55	$0.01	$0.56	$1.61	$0.01	$1.62
Income per common share - diluted	$0.54	$0.01	$0.55	$1.60	$0.01	$1.61

Other comprehensive (loss) income - foreign currency translation	(5,204)	(1,107)	(6,311)	(11,433)	(1,107)	(12,540)
Comprehensive income	78,210	371	78,581	232,525	371	232,896
Less: comprehensive income attributable to noncontrolling interest	(2,022)	(8)	(2,030)	(6,127)	(8)	(6,135)
Comprehensive income attributable to common shareholders	$76,188	$363	$76,551	$226,398	$363	$226,761

	Quarter Ended December 31, 2015			Year Ended December 31, 2015
Statement of Funds From Operations	As previously reported	Adjustment	As adjusted	As previously reported	Adjustment	As adjusted
(dollars in thousands except per share amounts)

NAREIT Funds from operations available to common shareholders - basic	$95,572	$1,444	$97,016	$399,984	$1,444	$401,428

Noncontrolling interest excluding preferred unit distributions	1,923	34	1,957	5,686	34	5,720
NAREIT Funds from operations available to common shareholders - diluted	$97,862	$1,478	$99,340	$409,515	$1,478	$410,993

NAREIT Funds from operations per share - basic	$0.65	$0.01	$0.66	$2.70	$0.01	$2.71
NAREIT Funds from operations per share - diluted	$0.65	$0.01	$0.66	$2.69	$0.01	$2.70

Item 9.01.                                        Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release by the Registrants, dated February 7, 2017, furnished in accordance with Item 2.02 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ Christopher J. Papa
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ Christopher J. Papa
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer
Dated: February 7, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release by the Registrants, dated February 7, 2017, furnished in accordance with Item 2.02 of this Current Report on Form 8-K.